SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 14, 2005

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On July 14, 2005, Northern States Power Company, a Minnesota corporation (the “Company”), entered into an Underwriting Agreement with Barclays Capital Inc. and J.P. Morgan Securities Inc. and filed with the Securities and Exchange Commission a prospectus supplement relating to the offering and sale of $250 million in aggregate principal amount of the Company’s 5.25% First Mortgage Bonds, Series due July 15, 2035.  This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale.

Item 9.01  Financial Statements and Exhibits

Exhibits

1.01

Underwriting Agreement dated July 14, 2005 between Northern States Power Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the Underwriters named therein, relating to $250,000,000 principal amount of 5.25% First Mortgage Bonds, Series due July 15, 2035.

4.01

Supplemental Indenture dated July 1, 2005 between Northern States Power Company and BNY Midwest Trust Company, as successor Trustee, creating $250,000,000 principal amount of 5.25% First Mortgage Bonds, Series due July 15, 2035.

5.01	Opinion of Gary R. Johnson regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Company
(a Minnesota Corporation)

By:	/s/ Benjamin G.S. Fowke III
Name: Benjamin G.S. Fowke III
Title: Vice President and Chief Financial Officer

Dated: July 15, 2005